                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

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NATIONWIDE MUTUAL FUNDS
Q&A Guidelines 10.22.07

NATIONWIDE MUTUAL FUNDS GREETING
================================================================================

Thank you for calling the Nationwide  Mutual Funds Proxy  Information Line. This
is _________. How may I help you today?

Question and Answer Guideline
================================================================================

Q.   Why did I receive this proxy material?

     You  received  the proxy  materials  because  you held  shares  of  certain
     Nationwide  Funds on the record date of September 18, 2007 and are entitled to  participate  in the vote at the Special  Meeting being held on December
     11, 2007.

Q.   Why is the Meeting being held?

     A. The  Special  Meeting  of  Shareholders  is being  held to  approve  the
     Subadvisory Agreement between Nationwide Fund Advisors (NFA) and Nationwide
     Asset Management, LLC, an affiliate of NFA.

---------------------------------------------------------- --------------------------------------
Proposal                                                   Affected Funds
---------------------------------------------------------- --------------------------------------
To approve the Subadvisory Agreement between Nationwide    Nationwide Bond Fund
Fund Advisors (NFA) and Nationwide Asset Management,       Nationwide Government Bond Fund
LLC, an affiliate of NFA, on behalf of each of the Funds.  Nationwide Money Market Fund
                                                           Nationwide NVIT Government Bond Fund
                                                           Nationwide NVIT Money Market Fund
                                                           Nationwide NVIT Money Market Fund II
---------------------------------------------------------- --------------------------------------

Q.   What does the Agreement/Proposal mean? Why do I need to vote?

A.   Nationwide  Fund Advisors  (NFA),  the  investment  adviser for  Nationwide
     Mutual  Funds  and  Nationwide   Variable   Insurance  Trust  has  selected
     Nationwide Asset  Management,  LLC (NWAM), an affiliate of NFA, to serve as subadviser for the Funds.

     After  determining  that the selection of NWAM as subadviser is in the best
     interests  of  the  Funds'  shareholders,   the  Board  is  proposing  that
     shareholders  of  the  Funds  approve  the   Subadvisory   Agreement  among
     (Nationwide Mutual Funds/Nationwide Variable Insurance Trust), NFA and NWAM
     on behalf of each affected Fund.

     The Investment  Company Act of 1940, as amended (the "1940 Act"),  requires
     Shareholder approval.

     (Reference "Why am I being asked to approve the Subadvisory  Agreement?" in
     Proxy statement for additional details.)

Q.   How will the Agreement affect me?

A.   It is  anticipated  that you will not  experience  a change in the level or quality of services your Fund currently receives and day-to-day  management of the  investments  of the Funds will  continue to be provided by the same portfolio managers who currently manage each such Fund.

Q.   Who is eligible to vote?

A.   Shareholders  who held  shares at the close of business  on  September  18,
     2007, are entitled to notice of and to vote at the Meeting. Shareholders of record on the  Record  Date are  entitled  to one vote for each share and a proportionate fractional vote for any fraction of a share.

Q.   How can I cast my vote?

A.   For your convenience, I would be happy to take your vote over the phone now and it will only take a moment. Would you like to vote now?

     IF YES: PROCEED TO VERBAL VOTING SCRIPT

     IF NO: CONTINUE

     You have several voting  options.  You can complete,  sign, date and return the Proxy Card/Voting  Instruction Form you received. If you choose to vote by mail, it is very  important that you mail your proxy as soon as possible before  the  meeting  to ensure  that your  vote  will be  counted.  Please remember that the meeting will be held on December 11, 2007.

     You can also vote by Internet  (http://www.proxyvoting.com/nfsm)  or on our toll-free  automated  telephone  line  (1-866-540-5760),  The  Internet and telephone voting service is available 24 hours a day, 7 days a week.

Q.   What if there aren't enough votes to pass the Proposal?

A.   If sufficient votes are not received to approve the Subadvisory  Agreement, the Meeting may be adjourned to a later date.  Your  participation  is very important,  so please  vote your proxy as soon as  possible.  In fact I can easily take your vote over the phone now for your  convenience  and it only takes a few moments. Would you like to vote now over the phone?

     IF YES: PROCEED TO VERBAL VOTING SCRIPT

     IF NO: EXPLAIN VOTING OPTIONS AS ABOVE.

Q.   Why did I receive more than one proxy card?

A.   If you held shares in multiple  funds on the record date of  September  18,
     2007 and  received  more than one proxy card,  it is important to cast your vote for all of the shares represented on your proxy cards.

Q.   What is the deadline for voting?

A.   Your vote must be  received by December  11,  2007.  If you plan to vote by mail,  please  be sure to  allow  enough  time for  your  proxy  card to be received so that it will be counted.

     You can vote by Internet or our  automated  telephone  line at any time. Be sure to have your proxy card at hand and just follow the easy  instructions on the card.